UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20509

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TELTRONICS, INC.

(Name of Registrant as Specified in its Charter)

TELTRONICS, INC.

(Name of Person(s) Filing Proxy Statement)

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TELTRONICS, INC.
(Logo)

2150 Whitfield Industrial Way
Sarasota, Florida 34243

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on October 23, 2000

          NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of Teltronics, Inc. (the "Company") will be held at the Company's offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on Monday, October 23, 2000 at 10:00 a.m. local time, for the following purposes:

          (1)     To approve the offering, sale and issuance of shares of the Company's voting common stock, $.001 par value ("Common Stock") through a private placement at a price to be determined whereby gross proceeds of between $8.0 and up to $10.0 million are anticipated to be raised.

          (2)     To approve a second amendment to the Company's 1995 Incentive Stock Option Plan ("Plan") increasing the amount of shares of Common Stock eligible for issuance under the Plan from 1,250,000 to 2,500,000.

          (3)     To approve the Teltronics, Inc. 2000 Employee Stock Purchase Plan ("ESPP").

          (4)     To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

          FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but the close of business on September 8, 2000 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting of Stockholders or any adjournments thereof.

          Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

          STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.
By Order of the Board
/s/ Mark E. Scott Mark E. Scott Secretary

Sarasota, Florida
October 10, 2000

TELTRONICS, INC.
(Logo)
2150 Whitfield Industrial Way
Sarasota, Florida 34243

October 10, 2000

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 23, 2000

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Special Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on October 23, 2000 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Computer Share Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 to aid in solicitation of proxies at an anticipated fee of $1,100 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about October 10, 2000.

          If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder, at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

          The Board of Directors has fixed the close of business on September 8, 2000 as the record date for determining the holders of voting stock entitled to notice of and to vote at the Special Meeting. On September 8, 2000, the Company had outstanding and entitled to vote at the Special Meeting a total of 4,740,596 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Special Meeting. On September 8, 2000, the Company had outstanding and entitled to vote at the Special Meeting a total of 100,000 shares of Series A Preferred Stock entitled to four hundred votes per share and 12,625 shares of Series B Preferred Stock entitled to one vote per share of Common Stock into which the Series B Preferred Stock is convertible as of the record date on all matters to be brought before the Special Meeting.

          Representatives of Ernst & Young, the Company's auditors, are not expected to attend the Special Meeting of Stockholders.

          On September 8, 2000, the closing price for the Company's $.001 par value Common Stock as reported on the NASDAQ Stock Market was $2.94.

DESCRIPTION OF SECURITIES

          COMMON STOCK

          The Company has Forty Million (40,000,000) authorized shares of Common Stock, $.001 par value per share, of which Four Million Seven Hundred Forty Thousand Five Hundred Ninety Six (4,740,596) shares were issued and outstanding as of September 8, 2000. All shares of Common Stock outstanding are, and the shares offered hereby when paid for and issued will be, legally issued, fully paid and non-assessable. Holders of the Common Stock are entitled to one vote per share with respect to all matters that are required by law to be submitted to vote of shareholders. Holders of the Common Stock are not entitled to cumulative voting. This means that the holder(s) of more than fifty percent (50%) of the aggregate voting rights of the Company's securities can elect all of the directors of the Company. The Common Stock has no redemption, preemptive or sinking fund rights. Holders of the Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefore. The Company has never paid any dividends on its Common Stock and intends, for the foreseeable future, that earnings generated by the Company's operations will be used to pay dividends on preferred stock, if any, and to finance the Company's working capital and market expansion requirements. The Company, therefore, does not anticipate that any dividends will be paid to holders of Common Stock. In the event of liquidation, dissolution or winding up the Company, holders of Common Stock are entitled to share ratably in the amount available for distribution to the holders of Common Stock.

          NON-VOTING COMMON STOCK

          The Company is authorized to issue Five Million (5,000,000) shares of Non-Voting Common ("NVC") Stock. The Company's Board of Directors has the power to determine the dividend, conversion rights, redemption rights and similar matters of any future series of NVC Stock that may be issued. None of the NVC stock is presently issued and outstanding as of September 8, 2000.

          PREFERRED STOCK

          The Company is authorized to issue Five Million (5,000,000) shares of Preferred Stock ("Preferred Stock"), par value $.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine without further action by the Company's shareholders.

          The Company has designated and issued to its Senior Vice President of Business Development One Hundred Thousand (100,000) of the shares of the Preferred Stock as Series A Preferred Stock (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is entitled to Four Hundred (400) votes and is not entitled to any dividends. The Series A Preferred Stock is subject to restrictions on transfer and resale, including the right of the Company to approve or disapprove any sale, transfer or other disposition to any third party not controlled by its Senior Vice President of Business Development.

          The Company has designated and issued Twelve Thousand Six Hundred Twenty Five (12,625) shares of the Preferred Stock as Series B Preferred Stock (the "Series B Preferred Stock"). Each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible and dividends payable in cash until February, 2002 at the rate of $12.00 per share per annum payable quarterly. In the event of liquidation, dissolution or winding up of the Company prior to any distributions to the holders of any other class or series of capital stock of the Company, including holders of Common Stock, the holders of the Series B Preferred Stock are entitled to receive $100.00 per share. The shares of Series B Preferred Stock are convertible at the option of the holder, in whole or in part, at any time at an initial conversion price of $2.75 per share subject to adjustment under certain circumstances. The Company has the option, under certain circumstances, to redeem the Series B Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding voting securities by each person owning five percent (5%) or more of such shares, by each director, by each executive officer listed in the Summary Compensation Table below, and by all directors and officers as a group as of September 8, 2000. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

Name of Beneficial Owner and Address	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)

Directors and Officers
Norman R. Dobiesz (2)(3)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock Series A Preferred Stock	1,277,179 100,000	26.9% 100%	(10)
Carl S. Levine (2) 1800 Northern Blvd. Roslyn, New York 11576	Common Stock	7,290	---	(5)(6)(10)
Ewen R. Cameron (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	3,360	---	(5)(7)(10)
William L. Hutchison (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	10,000	---	(8)
Gregory G. Barr (2) P. O. Box 60299 Ft. Myers, Florida 33906-6299	Common Stock	0	---	(5)(11)
Mark E. Scott (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	0	---	(9)
Alan R. Place (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	5,000	---	(12)
Jeffrey L. Box (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	11,329	---	(13)
All Directors and Officers as a Group (11 persons)	Common Stock	1,315,976	27.8%
Greater than 5% Ownership
Finova Mezzanine Capital Corp. 500 Church Street, Suite 200 Nashville, Tennessee 37219	Series B Preferred Convertible Stock Common Stock	12,625 257,800	100% 5.4%
(1)

Does not include (i) an aggregate of 2,490,000 shares of Common Stock which may be issued upon exercise of incentive stock options granted or which could be granted under the Company's 1995 Incentive Stock Option Plan; (ii) possible issuance of up to 1,349,091 shares of Common Stock subject to adjustment, which may be issued upon: (a) conversion of the Series B Preferred Stock, and (b) the exercise of 890,000 Warrants issued to Finova

Mezzanine Capital exercisable at a price of $2.75 per share, subject to adjustment, and (iii) an aggregate of 500,000 shares of Common Stock which may be issued upon exercise of rights under the Company's 2000 Employee Stock Purchase Plan.
(2)	Director of the Company.
(3)

Includes 56,000 shares owned by virtue of 100% ownership of H & N Management Co., Inc. ("H&N"), 1,140,100 shares owned by virtue of 100% ownership of W&D Consultants, Inc., and 4,455 shares owned by virtue of 67% ownership of Whitfield Capital of Sarasota, Inc. Excludes: (i) 100,000 shares of Series A Preferred Stock owned by Mr. Dobiesz, each such share entitling the holder to cast 400 votes, in any matter submitted for vote of the holders of Common Stock, and (ii) 30,000 shares issuable under incentive stock options exercised by Mr. Dobiesz in May, 2000.

(4)	Executive Officer of the Company named in the Summary Compensation Table below.
(5)	Beneficially owns less than 1% of the Company's outstanding Common Stock.
(6)	Does not include up to 50,000 shares which may be issued upon exercise of incentive stock options by Mr. Levine.
(7)	Does not include up to 530,000 shares which may be issued upon exercise of incentive stock options by Mr. Cameron.
(8)

Does not include: (i) up to 60,000 shares which may be issued upon exercise of incentive stock options by Mr. Hutchison, and (ii) 3,000 shares owned and held by Mr. Hutchison's wife in her Individual Retirement Account.

(9)	Does not include up to 30,000 shares which may be issued upon exercise of incentive stock options by Mr. Scott.
(10)	Does not include 5% minority ownership in ISI.
(11)	Does not include up to 10,000 shares which may be issued upon exercise of incentive stock options by Mr. Barr.
(12)	Does not include up to 20,000 shares which may be issued upon exercise of incentive stock options by Mr. Place.
(13)	Does not include up to 25,000 shares which may be issued upon exercise of incentive stock options by Mr. Box.

Change of Control. The holders of the Series B Preferred Stock have the right to elect a majority of the Board of the Company if and whenever four (4) quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock shall be in arrears.

EXECUTIVE COMPENSATION

          The following table sets forth the annual and long-term compensation paid or accrued by the Company during the years indicated to the Chief Executive Officer and the Company's other most highly paid executive officers whose total salary and bonus exceeded $100,000 for the year ended December 31, 1999 (collectively, the "Named Officers").

		Annual Compensation				Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen-sation (1)	Restricted Stock Awards	Securities Underlying Options/ SARs(#)	LTIP Payouts	All Other Compen- sation
Ewen R. Cameron President & CEO	1999 1998 1997	$377,704 287,532 253,284	(2) (2) (2)	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
Norman R. Dobiesz Senior Vice President Business Development	1999 1998 1997	$377,704 287,209 253,173	(2) (2) (2)	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
William L. Hutchison Executive Vice President & COO	1999 1998 1997	$208,740 183,986 184,800	(3) (3) (3)	$15,000 --- ---	--- --- ---	--- --- ---	10,000 --- 20,000	--- --- ---	--- $7,828 14,451
Alan R. Place Vice President Sales	1999	$142,836	(5)	---	---	---	20,000	---	$36,723
Jeffrey L. Box Vice President Development & CTO	1999 1998 1997	$129,654 126,545 128,140	(4) (4) (4)	$15,000 --- $7,052	--- --- ---	--- --- ---	5,000 --- ---	--- --- ---	--- --- ---
Mark E. Scott Vice President Finance	1999 1998 1997	$112,967 103,524 59,181	(6) (6) (6)	$15,000 7,000 ---	--- --- ---	--- --- ---	--- --- 30,000	--- --- ---	--- $14,879 ---

(1)	Certain personal benefits that aggregate less than ten percent (10%) of the total cash compensation of any of the Named Officers or which cannot be readily ascertained are not included.
(2)	Salary for 1999 for Messrs. Cameron and Dobiesz includes $50,000 total accrued, but not paid during both 1998 and 1997.
(3)	William L. Hutchison was hired October 10, 1996. All other compensation consists of relocation expenses.
(4)	Jeffrey L. Box was hired November 1, 1996.
(5)	Alan R. Place was hired April 12, 1999. All other compensation consists of relocation expenses.
(6)	Mark E. Scott was hired May 1, 1997. All other compensation consists of relocation expenses.

EMPLOYMENT AGREEMENTS

          The Company entered into five (5) year employment agreements with Ewen Cameron, President, Chief Executive Officer and Assistant Secretary, and Norman R. Dobiesz, Senior Vice President, Business Development commencing May 1, 1999. Both agreements were amendments and restatements of prior agreements which the employees entered into with the Company as of January 1, 1995. Each employment agreement is renewable for an additional five (5) year period at the employees' option and provides for a base annual salary of $325,000 subject to annual increases of $25,000 per year. Either of the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to one year's base salary.

          On October 14, 1996, the Company entered into a three (3) year employment agreement with William L. Hutchison, the Company's Executive Vice President, Chief Operating Officer and Assistant Secretary. The employment agreement provides for an annual salary of $207,000 and is terminable prior to expiration of its stated term upon the occurrence of certain events. If Mr. Hutchison's employment agreement is terminated prior to its scheduled expiration without cause or for failure to adequately perform, in the Company's judgement, the services, duties and responsibilities assigned by the Company, whether or not such failure is intentional, Mr. Hutchison will be entitled to severance equal to six (6) month's salary.

          On May 1, 1997, the Company entered into a one (1) year employment agreement with Mark E. Scott, the Company's Vice President Finance, Secretary and Treasurer. The agreement is renewable annually for an additional year unless the Company or employee elect not to renew. This agreement was amended June 23, 1998. The employment agreement provides for an annual salary of $120,000 and is terminable prior to expiration of its stated term upon the occurrence of certain events. If Mr. Scott's employment agreement is terminated prior to its scheduled expiration without cause, Mr. Scott will be entitled to severance equal to six (6) month's salary.

TELTRONICS, INC.1995 INCENTIVE STOCK OPTION PLAN

          Please refer to the discussion in Proposal Two beginning on Page 9 of this Proxy Statement for information concerning the Teltronics, Inc. 1995 Incentive Stock Option Plan.

TELTRONICS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

          Please refer to the discussion in Proposal Three beginning on Page 12 of this Proxy Statement for information concerning the Teltronics, Inc. 2000 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

On August 12, 1996 the Company adopted a policy to compensate members of its Board in the amount of $2,500 for each meeting and reimburse expenses for attending meetings of the Board or committees of the Board.

STOCK PERFORMANCE GRAPH

          The following graph compares the cumulative total return on the Company's Common Stock as compared to the cumulative total return for the Nasdaq Stock Market Total Return Index - US Companies, and the Nasdaq Stock Market - Telecommunications Stocks Index. The Stock Performance Graph assumes $100 was invested in the stock or the index on December 31, 1995 and assumes that no dividends were paid.

Five Year Cumulative Total Return Graph

(Per $100 Invested at Fiscal Year Ending December 31,)

	1995	1996	1997	1998	1999
Teltronics, Inc.	$100.00	$66.70	$50.10	$32.20	$63.00
NASDAQ Stock Market - US Companies	100.00	123.00	150.80	212.40	383.80
NASDAQ Stock Market - Telecommunications Stock	100.00	102.30	149.50	246.20	428.70

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          A Director personally guaranteed a portion of the Company's obligations to the owner of the building in Sarasota, Florida where the Company maintains its principal offices and manufacturing facility over the term of the lease of the facility. The Company agreed to pay 6% of the total future value of the lease payments, excluding executory costs, as consideration for this guarantee. This amount was paid during 1991. The cost of the guarantee to the Company, 6% of $7,000,000 or $420,000 has been deferred as a financing cost (prepaid lease guarantee) in the accompanying financial statements and is amortized on a straight line basis over the term of the lease. Accumulated amortization of this amount at December 31, 1999 and 1998 was $262,908 and $234,108, respectively.

          A company owned by a Director and principal shareholder of the Company rents offices from the Company and was billed $39,200, $51,721 and $19,280 in 1999, 1998 and 1997.

DISSENTERS' RIGHT OF APPRAISAL

          There are no rights of appraisal or similar rights with respect to the proposed offering and sale of the Shares under the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation respecting any of the matters to be acted upon at the Special Stockholder Meeting.

VOTE REQUIRED FOR APPROVAL

          The affirmative vote of majority of the votes cast is necessary to approve the matters to be acted upon at the Special Stockholder Meeting.

PROPOSAL ONE

APPROVAL OF THE OFFERING AND SALE OF COMMON STOCK

          The stockholders are requested at the Special Meeting to approve the offering, sale and issuance of units, consisting of one (1) share of the Company's Common Stock and one (1) Common Stock Purchase Warrant entitling the holder to purchase one half (1/2) share of Common Stock ("Warrants") through a private placement at a price to be determined between the Company and the lead Investor in the Offering whereby gross proceeds of between $8.0 million and up to $10.0 million are anticipated to be raised ("Offering"). The Offering, which is subject to the stockholder approval requested herein, will be effected through the placement agent retained by the Company and is expected to be made on a continuous basis over a period of time to be determined but not expected to exceed 90 days. The Company anticipates that the Offering will be exempt from the registration requirements of the Securities Act of 1933, as amended.

          The Company estimates that, upon consummation of the Offering, the purchasers of the Units would hold approximately 47.3% (if the full $10.0 million of gross proceeds is raised) of the outstanding number of shares of the Company's Common Stock (assuming an offering price per Unit of $2.35 which is 80% of the closing price of the Common Stock on September 8, 2000 as reported on the NASDAQ Stock Market). Although the offering price of the Units has not been established, the Company anticipates that the actual offering price per Unit will be less than the market price per share of the Common Stock as reported on the NASDAQ Stock Market during the Offering because the shares of Common Stock and Warrants comprising the Units will be "restricted securities" as defined by Rule 144 promulgated by the Securities and Exchange Commission. The Company expects to register the shares of Common Stock and the Common Stock underlying the Warrants on Form S-3 within ninety (90) days after the closing of the Offering. The Company and the lead investor in the Offering will determine the Unit offering price which will be a mutually acceptable percentage of the average closing price of the Common Stock on the NASDAQ Stock Market for the ten trading days immediately preceding the closing of the Offering. The Company expects that the exercise price of the Warrants will be approximately 120% of the average closing price of the Common Stock on the NASDAQ Stock Market for the ten (10) trading days immediately preceding the closing of the Offering. Notwithstanding these projections of the price of the Units and Warrant exercises, the Company reserves the right to establish different prices for the Units and the exercise of the Warrants which may be greater or lesser (including larger discounts from market if marketing limitations or opportunities so necessitate). During the twelve months preceding the date hereof, the closing price of the Common Stock as reported on the NASDAQ Stock Market has ranged from a low of $1.94 per share to a high of $8.87 per share.

          The Company expects to use the proceeds from the Offering for working capital and general corporate purposes. These general corporate purposes may include (i) approximately $7,000,000 for payment of principal and interest due Harris Corporation related to the purchase of the 20-20 switching and the Clear View product lines; (ii) approximately $850,000 for placement agent fees and expenses of the Offering and (iii) approximately $2,150,000 for general corporate purposes. The use of proceeds is subject to change, however, based upon the number of Units sold in the Offering, the amount of net proceeds to the Company, competitive developments and the availability to the Company of other methods of financing.

          The Company anticipates that purchasers of the Units sold in the Offering will have demand registration rights and expects to register the purchasers' resale of the shares of Common Stock and the Common Stock underlying the Warrants on Form S-3 within ninety (90) days after the closing of the Offering. The purchasers of the Units may also have "piggyback registration" rights with respect to their securities for a period to be negotiated with the lead Investor.

          The Board of Directors may, in its sole discretion, elect to abandon the Offering whether or not stockholder approval is obtained and may establish new or alternative terms and conditions for the Offering that the Board believes to be in the Company's best interest. There can be no assurance that the Offering will be consummated.

          Pursuant to NASDAQ Stock Market Rules, a company is required to seek shareholder approval of a plan or arrangement in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. Depending upon the trading price of the Company's Common Stock at the time of the Offering, the number of shares of Common Stock to be issued may be in excess of 20% of the then issued and outstanding shares of Common Stock. The Company is therefore seeking shareholder approval of the issuance of the Common Stock to be issued in the offering, including the shares of Common Stock that may become issuable upon exercise of: (a) the Warrants issued to the Unit purchasers, and (b) a warrant to be issued in connection with the placement entitling the placement agent to purchase a number of shares of the Company's Common Stock equal to 8% of the total number of shares of Common Stock sold as a part of the Units, at an exercise price equal to the Unit offering price.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE APPROVAL OF THE OFFERING, SALE AND ISSUANCE OF THE SHARES

PROPOSAL TWO

RATIFICATION OF SECOND AMENDMENT TO THE
TELTRONICS, INC. 1995 INCENTIVE STOCK OPTION PLAN

          There will be presented at the Special Meeting a proposal to ratify a second amendment ("Second Amendment") to the Teltronics, Inc. 1995 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Common Stock authorized under the Plan from 1,250,000 to 2,500,000. The first amendment to the Plan occurred on July 30, 1996, when the Board increased the number of shares of Common Stock authorized under the Plan from 250,000 to 1,250,000. The Board approved the Second Amendment on June 19, 2000 and believes that the additional stock options available under the Plan will enhance the Company's ability to retain the services of outstanding personnel and encourage such employees to have a greater financial investment in the Company.

          The Second Amendment is set forth in Exhibit A attached to this Proxy Statement. Primary aspects of the Plan, including the proposed Second Amendment, are summarized below provided, however, that such summary is qualified in its entirety by reference to the detailed terms and conditions of the Plan and the Second Amendment.

          The Plan authorizes the Board to grant incentive stock options under the Internal Revenue Code of 1986, as amended ("Code"), to key employees of the Company or its subsidiaries. At the date of this Proxy Statement there are approximately ninety (90) employees eligible to participate in the Plan.

          The Plan is administered by the Board which has full power and authority to designate grantees, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions of the Plan. Any decision reduced to writing and signed by a majority of the Board members shall be fully effective as if it had been made by a majority at a meeting duly held. No member of the Board shall be liable for any action or determination made in good faith in connection with administration of the Plan.

          The aggregate number of shares of the Company's Common Stock that may be issued or transferred to grantees under the Plan, as amended, shall not exceed 2,500,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. On December 1, 1999, the Company registered 1,250,000 shares of Common Stock under this Plan on Form S-8 and on September 8, 2000 registered an additional 1,250,000 shares of Common Stock on Form S-8.

          The stock options issued pursuant to the Plan, as amended, are intended to qualify as incentive stock options under the Code. The term of an option shall be fixed by the Board. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant, unless the grantee is the holder of more than 10% of the voting power of all classes of stock of the Company, in which case the option price shall not be less than 110% of the fair market value of the stock on the date of grant and the option shall state it is not exercisable after the expiration of five years from the date the option is granted.

FEDERAL INCOME TAX CONSEQUENCES

          The grant of an incentive stock option would not result in income for the grantee or in a deduction for the Company.

          The exercise of an incentive stock option would not result in income for the grantee so long as the grantee does not dispose of the shares within the later of two years after the date of grant or one year after the transfer of shares upon exercise, provided that: (i) if the grantee's employment is terminated for any reason other than death, disability or normal retirement, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date of his or her termination; (ii) if the grantee dies during the term of his or her employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or the date one year following the date of the grantee's death; (iii) if the grantee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability; and (iv) if the grantee retires from employment in the normal course, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the option or three months following the date of retirement. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain upon a disposition qualifying with these requirements will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference to the employee, potentially subject to the alternative minimum tax.

          If the grantee makes a disposition of the shares which does not qualify with either of these holding requirements, the disposition is considered a disqualifying disposition. The effect of a disqualifying disposition on the grantee is that the grantee must recognize as compensation income the gain on the disposition equal to the difference between the option's exercise price and the stock's fair market value at the time of option exercise. The grantee must recognize this income in the year of the disqualifying disposition. The effect of the disqualifying disposition on the employer is that the employer may deduct from income in the year of the disqualifying disposition an amount equal to the amount that the grantee recognizes as compensation income due to the disqualifying disposition. Any gain in addition to the ordinary income portion would be taxable as long-term or short-term capital gain.

OTHER INFORMATION

          Upon its original ratification on August 8, 1995 by the Company's stockholders, the Plan became effective as of May 16, 1995, and is scheduled to terminate ten (10) years after the date of ratification by the stockholders, unless terminated earlier by the Board. The Board may amend the Plan without stockholder approval as it deems advisable except to the extent that the Securities Exchange Act of 1934, as amended ("Exchange Act") or the Code, require the Company or the Board to obtain stockholder approval, prior to or subsequent to amending the Plan. Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Board subject to any restrictions outlined in the Plan, the Code, or the Exchange Act. The names and positions with the Company of the Named Officers and the respective number of option shares allotted to such Named Officers, and the number of options shares allotted to all other individuals participating under the Plan (classified as executive officers, non-executive officer directors, and non-executive officer employees) as of September 8, 2000 are set forth in the New Plan Benefits Table below:

OPTION EXERCISES AND HOLDINGS
1995 INCENTIVE STOCK OPTION PLAN

          The Company has issued options covering 1,067,000 shares under this plan as of September 8, 2000. During 1999, the Company issued options to purchase 122,000 shares to non-executive employees and 45,000 shares to executive employees and a Director. During 1999, the Company cancelled options previously granted to non-executive employees to purchase 56,000 shares of Common Stock. In each case, unless the recipient of a grant was the holder of more than 10% of the Company's issued and outstanding Common Stock, the fair market value of the Common Stock on the date of grant determined the exercise price. The Company cannot presently determine the number of options that may be issued to the Company's employees and Directors subsequent to adoption of the Amendment to the Plan. The following tables set forth information regarding options granted under the Plan for each of the Named Officers.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date
William L. Hutchison	10,000	8.2%	1.63	2009
Alan R. Place	20,000	16.4%	1.63	2009
Jeffrey L. Box	5,000	4.1%	3.00	2009

(1)	Represents options only. No SARs have been granted.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-Ended (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Ewen R. Cameron	0 0	0 0	24,000/6,000 300,000/200,000	$38,730/$9,683 $0/$0 (1)
Norman R. Dobiesz	0 (2)	0	24,000/6,000	$34,890/$8,723
William L. Hutchison	0 0 0	0 0 0	18,000/12,000 8,000/12,000 0/10,000	$0/$0 (3) $9,910/$14,865 $0/$16,138
Jeffrey L. Box	0 0	0 0	12,000/8,000 0/5,000	$0/$0 (4) $0/$1,194
Alan R. Place	0	0	0/20,000	$0/$32,275
Mark E. Scott	0	0	12,000/18,000	$14,865/$22,298

(1)	None of the options granted to Mr. Cameron in 1996 to purchase 500,000 shares were in-the-

money at December 31, 1999 because they are exercisable at $5.50 per share, a price greater than the fair market value of the Company's Common Stock on such date.
(2)	Options to purchase 30,000 shares were exercised in May, 2000.
(3)	None of these options granted to Mr. Hutchison in 1996 to purchase 30,000 shares were in-the-money at December 31, 1999 because they are exercisable at $3.50 per share, a price greater than the fair market value of the Company's Common Stock on such date.
(4)	None of these options granted to Mr. Box in 1996 to purchase 20,000 shares were in-the-money at December 31, 1999 because they are exercisable at $3.50 per share, a price greater than the fair market value of the Company's Common Stock on such date.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL THREE

ADOPTION OF THE TELTRONICS, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

          On June 19, 2000, the Board adopted the Teltronics, Inc. 2000 Employee Stock Purchase Plan (the "ESPP"). At the Special Meeting, the Company's Stockholders will be asked to consider and vote on a proposal to approve the ESPP, a copy of which is attached hereto as Exhibit B.

          The Board believes that the ownership of the Company's Common Stock by employees is a desirable and useful means to strengthen further the interests of the employees in the future success of the Company.

          The following summary of the principal provisions of the ESPP proposed for approval is qualified in its entirety by reference to the full text of the ESPP.

          GENERAL

          General. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Each participant in the ESPP is granted at the first trading day of each offering period under the ESPP ("Enrollment Date") the non-transferable right to purchase through accumulated payroll deductions up to a number of shares of Common Stock of the company during an offering period (an "Option"). The Option is automatically exercised on the last trading day of an offering period ("Exercise Date") unless the participant in the ESPP has terminated employment, is no longer eligible to participate, or has withdrawn from participation in the offering period prior to such Exercise Date.

          Administration. The ESPP will be administered by a Committee composed of one or more members of the Board ("Committee"). The Committee may adopt, amend and rescind rules and regulations not inconsistent with the ESPP and will interpret and construe the ESPP. Subsequent to the end of each offering period, each Participant will be provided with a periodic statement showing the cash payroll deductions withheld, purchase price per share and shares purchased during that offering period.

          Eligibility and Participation. Any employee who has been employed for a period the start of and at least ninety (90) days prior to the start of any Enrollment Date by the Company or of any present or future parent or subsidiary corporation of the Company ("Participating Subsidiary") designated by the Board for inclusion in the ESPP (including officers and employee Directors but not including non-employee Directors) is eligible to participate in the ESPP ("Eligible Employee"). However, no employee who owns or holds stock options to purchase, or as a result of participation in the ESPP would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company is entitled to participate in the ESPP. In order to participate in the ESPP, an Eligible Employee must execute and deliver to the Company an Enrollment Agreement directing a payroll deduction of a specified whole percentage of his or her base and/or incentive compensation not to exceed ten percent (10%). Payroll deductions will be credited to an individual account for each Eligible Employee who executes and delivers an Enrollment Agreement to the Company ("Participant"). No interest will be payable with respect to any amounts credited to such accounts.

          A Participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods.

          Subject to certain limitations, each Participant in an offering period has an Option equal to the lesser of that number of whole shares determined by dividing the aggregate payroll deduction by the applicable purchase price. During any calendar year, no Participant may purchase under the ESPP shares of Common Stock having a fair market value exceeding $25,000 (measured by the fair market value of the Common Stock on the Enrollment Date).

          Offerings. Generally, each offering period under the ESPP is for a period of three (3) months. Offering periods are consecutive, with a new offering period beginning every three (3) months. Offering periods will generally commence on January 1st, April 1st, July 1st and October 1st, of each year and end on March 31st, June 30th, September 30th, and December 31st, respectively. The first offering period will commence on October 1, 2000 and end on December 31, 2000. Shares of Common Stock will be purchased on the Exercise Date. The Board may establish a different term for one or more offering periods or different commencement or ending dates for an offering period.

          Issuance of Stock and Purchase Price. On each Exercise Date, the Company issues to each Participant in the offering period the number of shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the Participant during the offering period by the purchase price, subject to the limitations described in the section entitled "Eligibility and Participation" above. The per share purchase price for the Common Stock purchased pursuant to the ESPP will equal 85% of the lesser of the fair market value (determined as the closing price on the Nasdaq SmallCap Market) of a share of Common Stock on (i) the Enrollment Date or (ii) the Exercise Date. Any payroll deductions not applied to the purchase of shares will be applied to purchase shares on the next Exercise Date in the next offering period.

          Sale Event. In the event of the proposed dissolution or liquidation of the Company, each offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a part or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

          Termination. The ESPP will continue until terminated by the Board, or until all of the shares reserved for issuance have been issued, whichever occurs first. The Board may amend or terminate the ESPP at any time. Any such termination will not impair any purchase rights granted prior to such termination, and any such amendment will not adversely affect the right of any Participant except to the extent that such amendment is permitted by the terms of the ESPP, necessary to meet the requirements of Section 423 of the Code, or to obtain qualification or registration of the shares of Common Stock under federal, state or foreign securities laws. Notwithstanding the foregoing, any amendment increasing the number of shares authorized for issuance under the ESPP, changing the designation of employees which may participate in the ESPP, or any other action taken by the Board that, by its terms, is contingent on stockholder approval, shall be subject to the approval of the Company's stockholders within twelve (12) months of the adoption of such amendment.

          Stock Reserved for Issuance. An aggregate of 500,000 shares of Common Stock has been reserved for issuance under the ESPP. The Company cannot presently determine the number of these shares that may be issued to the Company's employees and Directors subsequent to adoption of the ESPP because the ESPP participation is voluntary, in the employees' or Directors' sole discretion. On September 18, 2000, the 500,000 shares of Common Stock under the ESPP were registered on Form S-8.

          FEDERAL TAX CONSEQUENCES

          A Participant recognizes no taxable income either as a result of commencing participation in the ESPP or purchasing shares of the Common Stock under the terms of the ESPP.

          If shares of Common Stock purchased by a Participant pursuant to an exercise of Options are disposed of at least two years after the date of the grant of such Options or one year after the transfer of shares to the Participant (the "Holding Period"), the Participant will realize ordinary income in the year of disposition in an amount equal to 15% of the fair market value of the shares at the time the Options were granted or the excess of the fair market value of the shares on the date of disposition less the purchase price paid for the shares, whichever is less. The amount of any ordinary income recognized will be added to the Participant's basis in the shares, and any further gain (or any loss) after such basis adjustment would be considered gain (or loss) from the sale of a capital asset. If the Holding Period requirements described above are satisfied, neither the Company nor any Participating Subsidiary will be entitled to any deduction for federal income tax purposes with respect to shares transferred to a Participant pursuant to the exercise of Options.

          If the Participant owns the shares at the time of the Participant's death, then in the year of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date will constitute ordinary income.

          If shares acquired pursuant to the exercise of Options are disposed of by a Participant before expiration of the Holding Period, then such Participant will realize ordinary income in the year of such disposition in an amount equal to the difference between the purchase price of such shares and their fair market value on the Exercise Date. Any amount treated as ordinary income by reason of such a disqualifying disposition will increase the Participant's income tax basis in the shares, and any additional gain or loss on such disposition (after taking into account such basis adjustment) will be a capital gain or loss, and will be long-term capital gain or loss if the Participant held the stock for more than one year.

          If a disqualifying disposition occurs, the Company or the Participating Subsidiary by which the Participant is employed will be entitled to a deduction for its taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the Participant making such disposition, except to the extent such deduction is otherwise limited by applicable provisions of the Code or the regulations thereunder.

          The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Participants or the Company, or to describe tax consequences based on any particular circumstances. For advice regarding ESPP tax consequences to any particular situation, Participants should consult their individual tax counsel or advisor. The discussion set forth above is based on federal income tax laws and interpretational authorities in effect as of the date of this Proxy Statement, which are subject to change at any time.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE ESPP

PROPOSALS OF STOCKHOLDERS FOR 2001 SPECIAL MEETING

          If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than February 5, 2000.

OTHER BUSINESS

          The Board knows of no other matters to be voted upon at the Special Meeting. If any other matters properly come before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgement.

ADDITIONAL STOCKHOLDER INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Such reports, as well as proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Office located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549, during regular business hours. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers such as the Company that file electronically with the Commission at http://www.sec.gov.

INCORPORATION BY REFERENCE

          This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and its Amended Current Report on Form 8-K/A filed September 13, 2000, and all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c) or 14 of the Exchange Act prior to the October 23, 2000 date of the Special Meeting of Stockholders. This Proxy Statement, containing Amendment 2 to the 1995 Incentive Stock Option Plan and the Teltronics, Inc. 2000 Employee Stock Purchase Plan as Exhibits A and B respectively, is delivered together with the Company's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and its Amended Current Report on Form 8-K/A filed September 13, 2000. Statements contained in this Proxy Statement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in its entirety by such reference. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. The Company will provide, without charge upon oral or written request of any person, a copy of any documents, other than exhibits thereto, that has been incorporated by reference herein but not delivered herewith. Such request should be directed to the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, telephone (941) 753-5000.

BY ORDER OF THE BOARD,
/s/ Mark E. Scott Mark E. Scott Vice President-Finance and Secretary

EXHIBIT A

TELTRONICS, INC.
AMENDMENT NUMBER 2 TO 1995 INCENTIVE STOCK OPTION PLAN

          The first sentence of Article III STOCK TO BE OPTIONED of the Corporation's 1995 Incentive Stock Option Plan as amended is hereby further amended in its entirety to read as follows:

          "Subject to the provisions of Section X of the Plan, the maximum number of shares that may be optioned or sold under the Plan is 2,500,000 shares."

TELTRONICS, INC.
By: /s/ Ewen R. Cameron Ewen Cameron, President & CEO

EXHIBIT B

TELTRONICS, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

          The Teltronics, Inc. 2000 Employee Stock Purchase Plan (the "Plan") shall be established and operated in accordance with the following terms and provisions.

          1.          Definitions.     As used in the Plan the following terms shall have the meanings set forth below:

          (a)          "Board" means the Board of Directors of the Company.

          (b)          "Code" means the Internal Revenue Code of 1986, as amended.

          (c)          "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4 below.

          (d)          "Common Stock" means the voting Common Stock, $0.001 par value, of the Company.

          (e)          "Company" means Teltronics, Inc., a Delaware corporation.

          (f)          "Continuous Employment" means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g)           "Eligible Compensation" means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses (to the extent not excluded below), overtime pay and shift differentials. Except as otherwise determined by the Committee, "Eligible Compensation" does not include

                    (i)          any amounts contributed by the Company or a Participating Subsidiary to any pension plan, savings plan or plan of deferred compensation,

                    (ii)          any automobile or relocation allowances (or reimbursement for any such expenses),

                    (iii)          any amounts paid as starting bonus or finders fee,

                    (iv)          any amounts realized from the exercise of qualified or non-qualified stock options, or

                    (v)          any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance           benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125.

          (h)          "Eligible Employee" means an Employee who is eligible to participate in the Plan as described in Section 5 of this Plan.

          (i)          "Employee" means any person, including an officer, who has been employed by the Company or one of its Participating Subsidiaries.

          (j)          "Enrollment Date" means the first trading day of each Offering Period.

          (k)          "Exercise Date" means the last trading day of each Offering Period.

          (l)          "Exercise Price" means the price per share of shares of Common Stock for each Offering Period determined as provided in Section 10 of this Plan.

          (m)          "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date, or Exercise Date, the closing price of such Common Stock on the NASDAQ Small Cap Market on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the NASDAQ Small Cap Market on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

          (n)          "Offering Period" means a period of three (3) months during which an option granted pursuant to the Plan may be exercised. A new Offering Period shall begin on each January 1st, April 1st, July 1st, and October 1st.

          (o)          "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 of this Plan.

          (p)          "Participating Subsidiary" means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.

          (q)          "Plan" means this Teltronics, Inc. 2000 Employee Stock Purchase Plan.

          (r)          "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

          2.          Purpose of the Plan

          The purpose of the Plan is to provide a method for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. Accordingly, the provisions of the Plan shall be administered, interpreted and construed, so as to extend or limit participation, in a manner consistent with the requirements of Section 423 of the Code.

          3.          Shares Reserved for the Plan.

          There shall be reserved for issuance and purchase by Eligible Employees under the Plan an aggregate of five hundred thousand (500,000) shares of Common Stock, subject to adjustment as provided in Section 15 of this Plan. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

          4.          Administration of the Plan.

          (a)          The Plan shall be administered by a Committee appointed by, and which shall serve at the sole discretion of, the Board. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

          (b)          The Committee may request advice or assistance or employ such other persons as it in its absolute sole discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to, employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

          5.          Eligibility to Participate in the Plan.

          Subject to limitations imposed by Section 423(b) of the code, any Employee who is employed by the Company or a Participating Subsidiary for at least ninety (90) days prior to and on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

          6.          Offering Periods.

          The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on each January 1st, April 1st, July 1st, and October 1st during the term of the Plan. The first such Offering Period shall commence on October 1st, 2000 or as otherwise determined by the Committee. Each Offering Period shall consist of three (3) month periods. The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

          7.          Election to Participate in the Plan.

          (a)          Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period.

          (b)          Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable unless sooner terminated by the Participant as provided in Section 12 of this Plan.

          (c)          Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the Exercise Date of such Offering Period (the "Prior Offering Period") shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

          (d)          The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period before the Exercise Date of any Offering Period (a "Termination Date") and enroll such Participants in the new Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Enrollment Date for such new Offering Period is lower than the Exercise Price determined as of the Enrollment Date of the Offering Period for which the Participants participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.

          8.          Payroll Deductions.

          (a)          All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 10% of the Eligible Compensation which the participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

          (b)          All payroll deductions made for a Participant shall be deposited in an account maintained by the Company and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account.

          (c)          A Participant may discontinue participation in the Plan as provided in Section 12 of this Plan. A Participant may at any time during an Offering Period reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change to the Participant's enrollment agreement in the form provided by the Company. Any such reduction or increase in the rate of a Participant's payroll deductions shall be effective, if reasonably practicable, as of the pay period specified by the Participant in the change to the Participant's enrollment agreement, but in no event sooner than the first pay period ending more than fifteen (15) days after the Participant files the change with the Company.

          9.          Grant of Options.

          (a)          On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) of this Plan, each Eligible Employee shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Exercise Period ending on such Exercise Date by 85% of the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (b)          Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries that accrues at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          10.          Exercise Price.

          The Exercise Price of each of the shares of Common Stock offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the applicable Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the applicable Exercise Date.

          11.          Exercise of Options.

Unless a Participant withdraws from the Plan as provided in Section 12 of this Plan, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares of Common Stock subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which event such amount shall be refunded to the Participant.

          12.          Withdrawal; Termination of Employment.

          (a)          A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to him or her promptly after receipt of the Participant's written notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless the Eligible Employee executes and delivers to the Company an enrollment agreement prior to the commencement of an Offering Period.

          (b)          Upon termination of the Participant's Continuous Employment prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

          (c)          A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

          13.          Transferability.

          Options to purchase Common Stock granted under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

          14.          Reports.

          Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

          15.          Adjustment Upon Changes in Capitalization.

          (a)          If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustment shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

          (b)          In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

          (c)          In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

          16.          Amendment of the Plan.

          The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required under Section 423 of the Code.

          17.          Termination of the Plan.

          The Plan and all rights of any Employee hereunder shall terminate:

          (a)          on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

          (b)          at any time, at the discretion of the Board.

          In the event that the Plan terminates under circumstances described in Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

          18.          Notices.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          19.          Shareholder Approval.

          Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders meeting, it may be obtained by the affirmative vote of the majority of the outstanding votes of the Company's shares present or represented and entitled to vote thereon.

          20.          Conditions Upon Issuance of Shares.

          (a)          The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

          (b)          The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

          21.          No Rights as an Employee Conferred by Plan.

          Nothing in the Plan or in any right under the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary.

          22.          No Rights as a Stockholder until Shares Purchased.

          A Participant shall have no rights as a stockholder with respect to any shares of Common Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the Exercise Date of the applicable Offering Period.

          23.          Designation of Beneficiary.

          (a)          A Participant may file a written designation on the Company's Beneficiary Designation Form of a beneficiary who is to receive any cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such cash. In addition, a Participant may file a written designation on the Company's Beneficiary Designation Form of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option.

          (b)          Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company on the Company's Beneficiary Designation Form. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall make such cash amount payable to the Participant.

TELTRONICS, INC.
By: /s/ Ewen R. Cameron Ewen R. Cameron, President & CEO

TELTRONICS, INC.
(logo)
2150 Whitfield Industrial Way
Sarasota, Florida 34243

          Proxy Solicited by the BOARD OF DIRECTORS for the Special Meeting of Stockholders October 6, 2000.

          Ewen R. Cameron, Norman R. Dobiesz and Mark E. Scott, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of Teltronics, Inc. owned on the record date by the undersigned at the Special Meeting of Stockholders to be held in the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Monday, October 23, 2000, or any adjournment thereof, upon such business as may properly come before the Special Meeting, including the items below as set forth in the Notice of Special Meeting and the Proxy Statement dated October 10, 2000.

          (Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Special Meeting.)

          Teltronics' Directors recommend a vote FOR proposals 1 through 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

          Teltronics' Directors recommend a vote FOR proposals 1 through 3.

          1.     Approval of the Offering and Sale of Common Stock (page 8)

          2.     Ratification of Amendment to the Teltronics, Inc. 1995 Incentive Stock Option Plan (page 9)

          3.     Adoption of the Teltronics, Inc. 2000 Employee Stock Purchase Plan (page 12)

PLEASE COMPLETE BELOW

          Teltronics, Inc.
          Special Meeting Date:     October 23, 2000

1.	[ ] For	[ ] Against	[ ] Abstain
2.	[ ] For	[ ] Against	[ ] Abstain
3.	[ ] For	[ ] Against	[ ] Abstain

[SPACE RESERVED FOR LABEL]
Signature/Date
Signature/Date

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.